EXHIBIT 23

CONSENT OF CARR, RIGGS & INGRAM, LLC

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of United Security Bancshares, Inc. and subsidiaries (the “Company”):

•	Registration Statement No. 333 – 111071 on Form S-3;
•	Registration Statement No. 333 – 37995 on Form S-8;
•	Registration Statement No. 333 – 110013 on Form S-8; and
•	Registration Statement No. 333 – 112127 on Form S-8

of our report dated March 14, 2011 (except for the matter disclosed in the first paragraph of Note 1, as to which the date is May 20, 2011) with respect to the Company’s consolidated financial statements and our report dated March 14, 2011 (except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is May 20, 2011) with respect to the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A of the Company as of and for the year ended December 31, 2010.

/s/ Carr, Riggs & Ingram, LLC

Dothan, Alabama

May 20, 2011